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                         CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of Diversified Corporate Resources, Inc. on Form S-8 (File No.'s 333-27867 and 333-56671) of our report dated March 18, 1999 on our audits of the consolidated financial statements and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


Dallas, Texas
March 18, 1999